Exhibit 99.1
NEWS

For Release     Immediate

Contacts (News Media) Tony Zehnder, Corporate Communications 312.396.7086 (Investors) Scott Galovic, Investor Relations 317.817.3228


                      Conseco Reports Third Quarter Results

Carmel, Ind., November 5, 2008 - Conseco, Inc. (NYSE: CNO) today reported results for the third quarter of 2008. "We are pleased with the performance of our core businesses during the quarter," said Conseco CEO Jim Prieur, "with income before net realized investment losses, corporate interest and taxes of $106.6 million. This slightly exceeds the favorable end of the estimated ranges we provided in our October 23 announcement. All business lines contributed to earnings, and Bankers Life returned to its expected level of profitability, reflecting, in part, measures implemented to improve its long-term care business. Sales grew across all segments, with quarter-over-prior year quarter increases in new annualized premium of 16% at Bankers Life, 6% at Colonial Penn, and 5% at Conseco Insurance Group."

Third quarter 2008 results:
     o Total New Annualized Premium ("NAP") (1): $97.0 million, up 13% from 3Q07 ($92.3 million, excluding Private-Fee-For-Service, up 6 percent from 3Q07)
     o Income (loss) before net realized investment losses, losses related to the proposed transfer of Senior Health Insurance Company of Pennsylvania ("Senior Health," formerly known as Conseco Senior Health Insurance Company prior to its name change in October 2008) to an independent trust, corporate interest and taxes ("EBIT") (2): $106.6 million, compared to $(17.4) million in 3Q07
     o Net operating income (loss) (3): $58.9 million, compared to $(21.7) million in 3Q07
     o    Net operating income (loss) per diluted share: 32 cents, compared to
          (12) cents in 3Q07
     o Net loss applicable to common stock: $182.0 million, compared to $52.7 million in 3Q07 (including $240.9 million of net realized investment losses and losses related to the proposed transfer of Senior Health to an independent trust, in 3Q08 vs. $31.0 million of net realized investment losses in 3Q07)
     o Net loss per diluted share: 98 cents, compared to 28 cents in 3Q07 (including $1.30 of net realized investment losses and losses related to the proposed transfer of Senior Health to an independent trust, in 3Q08 vs. 16 cents of net realized investment losses in 3Q07)

Nine-month 2008 results:
     o NAP (1): $331.1 million, up 1% from the first nine months of 2007 ($269.1 million, excluding Private-Fee-For-Service, up 3 percent from the first nine months of 2007)
     o EBIT (2): $221.3 million, compared to $(33.9) million in the first nine months of 2007
     o Net operating income (loss) (3): $113.0 million, compared to $(67.7) million in the first nine months of 2007
     o    Net operating income (loss) per diluted share: 61 cents, compared to
          (40) cents in the first nine months of 2007
     o Net loss applicable to common stock: $674.9 million, compared to $122.5 million in the first nine months of 2007 (including $787.9 million of net realized investment losses and losses related to the proposed transfer of Senior Health to an independent trust in the first nine months of 2008 vs. $54.8 million of net realized investment losses in the first nine months of 2007)
     o Net loss per diluted share: $3.65, compared to 72 cents in the first nine months of 2007 (including $4.26 of net realized investment losses and losses related to the proposed transfer of Senior Health to an independent trust in the first nine months of 2008 vs. 32 cents of net realized investment losses in the first nine months of 2007)

                                    - more -

                                                                    Conseco (2)
                                                               November 5, 2008

Financial strength at September 30, 2008:
     o Book value per diluted share, excluding accumulated other comprehensive income (loss) (4), was $20.79, compared to $24.41 at December 31, 2007
     o Debt-to-total capital ratio, excluding accumulated other comprehensive loss (4), was 23.6%, compared to 20.9% at December 31, 2007

Operating results
Results by segment for the quarter were as follows ($ in millions, except per share data):

                                                                                            Three months ended
                                                                                                September 30,
                                                                                          -------------------------
                                                                                          2008                2007
                                                                                          ----                ----
                                                                                                           (Restated)
EBIT (2), excluding costs related to a litigation settlement and loss related to an annuity coinsurance transaction:
  Bankers Life....................................................................      $  67.8              $ 67.5
  Colonial Penn...................................................................          6.5                 7.0
  Conseco Insurance Group.........................................................         36.1                18.2
  Other Business in Run-off.......................................................          2.9               (19.5)
  Corporate Operations, excluding corporate interest expense......................         (6.7)                2.3
                                                                                        -------              ------

        EBIT, excluding costs related to a litigation settlement and loss related
           to an annuity coinsurance transaction..................................        106.6                75.5

   Costs related to a litigation settlement.......................................          -                 (16.4)
   Loss related to an annuity coinsurance transaction.............................          -                 (76.5)
                                                                                        -------             -------

       Total EBIT.................................................................        106.6               (17.4)


Corporate interest expense........................................................        (13.7)              (20.2)
                                                                                        -------              ------

       Income (loss) before net realized investment losses and taxes..............         92.9               (37.6)

Tax expense (benefit) on period income............................................         34.0               (15.9)
                                                                                        -------              ------

         Net operating income (loss)..............................................         58.9               (21.7)

Net  realized investment losses (excluding the increase in unrealized losses on those investments expected to be transferred to an independent trust and net of related amortization and taxes and the establishment of a valuation
     allowance for deferred tax assets related to such losses)....................        (85.9)(5)           (31.0)
                                                                                        -------              ------

       Net loss applicable to common stock before losses related
         to the proposed transfer of Senior Health to an independent trust........        (27.0)              (52.7)

Recognition of losses related to the proposed transfer of Senior Health to an
     independent trust............................................................       (155.0)(6)             -
                                                                                        -------              ------

Net loss applicable to common stock...............................................      $(182.0)             $(52.7)
                                                                                        =======              ======

Per diluted share:

     Net operating income (loss)..................................................         $.32               $(.12)

     Net realized investment losses...............................................         (.46)               (.16)

     Losses related to the proposed transfer of Senior Health to an independent
       trust......................................................................         (.84)                 -
                                                                                          -----               -----

     Net loss applicable to common stock..........................................        $(.98)              $(.28)
                                                                                          =====               =====


                                     -more-

                                                                     Conseco (3)
                                                               November 5, 2008

In our Bankers Life segment, pre-tax operating earnings were $67.8 million in the third quarter of 2008, compared to $67.5 million in the third quarter of 2007. The third quarter 2008 earnings improved over the previous two quarters' results reflecting, in part, measures implemented to address higher than expected claims in Bankers long-term care business. Third quarter 2008 earnings compared to the same period in the prior year reflected improved margins from the long-term care block and reduced expenses. Such favorable variances were offset by reductions in margins from the PDP and PFFS business assumed through our quota-share agreements with Coventry.

In our Colonial Penn segment, the pre-tax operating earnings were $6.5 million in the third quarter of 2008, compared to $7.0 million in the third quarter of 2007. Results for the third quarter of 2008 were negatively impacted by a $1.3 million adjustment to the amortization of the cost of policies produced that is not expected to recur. This variance was partially offset by the positive income impacts following the recapture of a modified coinsurance agreement in the fourth quarter of 2007.

In our Conseco Insurance Group segment, pre-tax operating earnings were $36.1 million in the third quarter of 2008, compared to $18.2 million in the third quarter of 2007. Results in this segment in the third quarter of 2007 included an $11 million increase to the amortization of insurance intangibles related to an unprofitable block of universal life insurance business and an $11 million increase to expenses related to operational initiatives and consolidation activities.

In our Other Business in Run-off segment, pre-tax operating earnings were $2.9 million in the third quarter of 2008, compared to a loss of $19.5 million in the third quarter of 2007. Third quarter of 2008 results included an increase in earnings of approximately $20 million resulting from a decrease in the interest-adjusted benefit ratio. Such decrease was driven by increased terminations and higher investment earnings (primarily resulting from the increase in yields following the recognition of unrealized losses in the second quarter of 2008 on investments expected to be transferred to an independent trust).

The Corporate Operations segment includes our investment advisory subsidiary and corporate expenses. The third quarter of 2008 reflects $2.9 million of expenses incurred related to the proposed transfer of Senior Health to an independent trust.

Net realized investment losses in the third quarter of 2008 of $85.9 million (excluding the increase in unrealized losses on those investments expected to be transferred to an independent trust and net of related amortization and taxes and the establishment of a valuation allowance for deferred tax assets related to such losses) include $50 million of other-than-temporary impairment losses. Such net realized investment losses include a deferred tax valuation allowance of $30 million, as it is more likely than not that tax benefits related to investment losses recognized in the third quarter of 2008 will not be utilized to offset future taxable income.

As previously announced, the Company has entered into an agreement to transfer the stock of Senior Health to an independent trust and expects to record accounting charges totaling approximately $1.2 billion related to the transaction, $503.7 million and $155.0 million of which were recognized in the second and third quarters of 2008, respectively. The recognition of these losses in the second and third quarters has no effect on the total charges expected to be recognized related to the transaction. Consummation of the plan to transfer Senior Health to an independent trust, which is conditioned on the receipt of the approval of the Pennsylvania Insurance Department, is expected to take place in the fourth quarter of 2008.

The results from the third quarter of 2007 reflect: (i) a charge of $76.5 million related to the 100% coinsurance of an older block of fixed and equity-indexed annuities; and (ii) additional costs of $16.4 million related to a litigation settlement we entered into in the second quarter of 2006.



                                     -more-

                                                                    Conseco (4)
                                                               November 5, 2008

Sales results
In addition to the sales of proprietary products, Bankers Life, through a partnership with Coventry, distributes Medicare PDP and Private-Fee-For-Service plans through Bankers career agents.

At Bankers Life (career distribution), total NAP in 3Q08 was $65.8 million, up 16% over 3Q07 primarily due to higher Private-Fee-For-Service sales and higher sales of annuities (total NAP, excluding Private-Fee-For- Service, was $61.2 million, up 6 percent from 3Q07).

At Colonial Penn (direct distribution), total NAP was $12.1 million, up 6% over 3Q07 as we continue to benefit from our investment in marketing.

At Conseco Insurance Group (independent distribution), total NAP was $19.1 million, up 5% over 3Q07 with continued focus on producing more profitable business.

Conference Call
The company will host a conference call to discuss results at 9:00 a.m. Eastern Standard Time on November 6, 2008. The webcast can be accessed through the Investors section of the company's website as follows: http://investor.conseco.com. Listeners should go to the website at least 15 minutes before the event to register and download any necessary audio software. During the call, we will be referring to a presentation that will be available Thursday morning through the investors section of the company's website.

About Conseco
Conseco, Inc.'s insurance companies help protect working American families and seniors from financial adversity: Medicare supplement, long-term care, cancer, heart/stroke and accident policies protect people against major unplanned expenses; annuities and life insurance products help people plan for their financial futures. For more information, visit Conseco's web site at www.conseco.com.

-------------------------------------------------------------------------------
(1) Measured by new annualized premium, which includes 6% of annuity and 10% of single premium whole life deposits and 100% of all other premiums, PDP sales equal $200 per enrolled policy ($310 in 2007), Private-Fee-For-Service sales equal $2,250 per enrolled policy ($2,100 in 2007).
(2) Management believes that an analysis of earnings or loss before net realized investment gains (losses), losses related to the proposed transfer of Senior Health to an independent trust, corporate interest and taxes ("EBIT," a non-GAAP financial measure) provides a clearer comparison of the operating results of the company quarter-over-quarter because it excludes:
     (i) corporate interest expense; and (ii) net realized investment gains (losses) that are unrelated to the company's underlying fundamentals. A reconciliation of EBIT to Net Income applicable to common stock is provided in the tables on page 2 and 8.
(3) Management believes that an analysis of Net income (loss) applicable to common stock before net realized investment gains or losses, losses related to the proposed transfer of Senior Health to an independent trust, net of related amortization and income taxes, ("Net Operating Income," a non-GAAP financial measure) is important to evaluate the financial performance of the company, and is a key measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because realized investment gains or losses can be affected by events that are unrelated to the company's underlying fundamentals. A reconciliation of Net Operating Income to Net Income applicable to common stock is provided in the tables on page 2 and 8. Additional information concerning this non-GAAP measure is included in our periodic filings with the Securities and Exchange Commission that are available in the "Investor - SEC Filings" section of Conseco's website, www.conseco.com.
(4) The calculation of this non-GAAP measure differs from the corresponding GAAP measure because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non-GAAP measure is useful because it removes the volatility that arises from changes in the unrealized appreciation (depreciation) of our investments. The corresponding GAAP measures for debt-to-total capital and book value per common share were 30.5% and $14.64, respectively, at September 30, 2008, and 22.0% and $22.94, respectively, at December 31, 2007.

                                     -more-

                                                                    Conseco (5)
                                                               November 5, 2008

(5) Such amount includes a deferred tax valuation allowance of $30 million as it is more likely than not that tax benefits related to investment losses recognized in the third quarter of 2008 will not be utilized to offset future taxable income.
(6) Amount for the three months ended September 30, 2008, includes: (i) net realized investment losses of approximately $175 million related to the third quarter increase in unrealized losses on investments expected to be transferred to an independent trust; partially offset by (ii) a net gain of approximately $20 million related to the recapture of a block of previously reinsured long-term care business which is expected to be included in the business transferred to an independent trust. The net realized losses of $175 million include a deferred tax valuation allowance of $61 million as it is more likely than not tax benefits related to investment losses recognized in the third quarter of 2008 will not be utilized to offset future taxable income.

Cautionary Statement Regarding Forward-Looking Statements. Our statements, trend analyses and other information contained in these materials relative to markets for Conseco's products and trends in Conseco's operations or financial results, as well as other statements, contain forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by the use of terms such as "anticipate," "believe," "plan," "estimate," "expect," "project," "intend," "may," "will," "would," "contemplate," "possible," "attempt," "seek," "should," "could," "goal," "target," "on track," "comfortable with," "optimistic" and similar words, although some forward-looking statements are expressed differently. You should consider statements that contain these words carefully because they describe our expectations, plans, strategies and goals and our beliefs concerning future business conditions, our results of operations, financial position, and our business outlook or they state other "forward-looking" information based on currently available information. Assumptions and other important factors that could cause our actual results to differ materially from those anticipated in our forward-looking statements include, among other things: (i) general economic, market and political conditions, including the performance and fluctuations of the financial markets which may affect our ability to raise capital or refinance our existing indebtedness; (ii) our ability to obtain adequate and timely rate increases on our supplemental health products including our long-term care business; (iii) mortality, morbidity, the increased cost and usage of health care services, persistency, the adequacy of our previous reserve estimates and other factors which may affect the profitability of our insurance products; (iv) changes in our assumptions related to the cost of policies produced or the value of policies inforce at the Effective Date; (v) the recoverability of our deferred tax asset and the effect of potential tax rate changes on its value; (vi) changes in accounting principles and the interpretation thereof; (vii) our ability to achieve anticipated expense reductions and levels of operational efficiencies including improvements in claims adjudication and continued automation and rationalization of operating systems; (viii) performance and valuation of our investments, including the impact of realized losses (including other-than-temporary impairment charges); (ix) our ability to identify products and markets in which we can compete effectively against competitors with greater market share, higher ratings, greater financial resources and stronger brand recognition; (x) the ultimate outcome of lawsuits filed against us and other legal and regulatory proceedings to which we are subject; (xi) our ability to remediate the material weakness in internal controls over the actuarial reporting process that we identified at year-end 2006 and to maintain effective controls over financial reporting; (xii) our ability to continue to recruit and retain productive agents and distribution partners and customer response to new products, distribution channels and marketing initiatives; (xiii) our ability to achieve eventual upgrades of the financial strength ratings of Conseco and our insurance company subsidiaries as well as the potential impact of rating downgrades on our business; (xiv) the risk factors or uncertainties listed from time to time in our filings with the Securities and Exchange Commission; (xv) our ability to continue to satisfy the financial ratio and balance requirements and other covenants of our debt agreements; (xvi) regulatory changes or actions, including those relating to regulation of the financial affairs of our insurance companies, such as the payment of dividends to us, regulation of financial services affecting (among other things) bank sales and underwriting of insurance products, regulation of the sale, underwriting and pricing of products, and health care regulation affecting health insurance products; (xvii) changes in the Federal income tax laws and regulations which may affect or eliminate the relative tax advantages of some of our products; and (xviii) the receipt of regulatory approval and consummation of the plan to transfer Senior Health Insurance Company of Pennsylvania to an independent trust. Other factors and assumptions not identified above are also relevant to the forward-looking statements, and if they prove incorrect, could also cause actual results to differ materially from those projected. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by the foregoing cautionary statement. Our forward-looking statements speak only as of the date made. We assume no obligation to update or to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements.

                                - Tables Follow -

                                                                    Conseco (6)
                                                               November 5, 2008

                         CONSECO, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                              (Dollars in millions)

                                                                                             September 30,     December 31,
                                                                                                 2008              2007
                                                                                                 ----              ----
                                                                                              (unaudited)
ASSETS
Investments:
     Actively managed fixed maturities at fair value (amortized cost:
       September 30, 2008 - $21,040.4; December 31, 2007 - $20,992.7).....................    $18,925.9         $20,510.9
     Equity securities at fair value (cost: September 30, 2008 - $34.0;
       December 31, 2007 - $34.0).........................................................         34.2              34.5
     Mortgage loans.......................................................................      2,348.9           2,086.0
     Policy loans.........................................................................        362.0             370.4
     Trading securities...................................................................        280.5             665.8
     Other invested assets ...............................................................         93.4             134.3
                                                                                              ---------         ---------

       Total investments..................................................................     22,044.9          23,801.9

Cash and cash equivalents - unrestricted..................................................        352.3             407.5
Cash and cash equivalents - restricted....................................................         12.0              21.1
Accrued investment income.................................................................        351.5             319.3
Value of policies inforce at the Effective Date...........................................      1,631.1           1,722.8
Cost of policies produced.................................................................      1,859.0           1,423.0
Reinsurance receivables...................................................................      3,412.4           3,592.8
Income tax assets, net....................................................................      2,042.8           1,909.4
Assets held in separate accounts..........................................................         22.0              27.4
Other assets..............................................................................        333.7             289.6
                                                                                              ---------         ---------

       Total assets.......................................................................    $32,061.7         $33,514.8
                                                                                              =========         =========

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
     Liabilities for insurance products:
       Interest-sensitive products..........................................................  $13,175.6         $13,169.4
       Traditional products.................................................................   12,738.1          12,537.4
       Claims payable and other policyholder funds..........................................      965.9             928.0
       Liabilities related to separate accounts.............................................       22.0              27.4
     Other liabilities......................................................................      444.6             510.0
     Investment borrowings..................................................................      823.9             913.0
     Notes payable - direct corporate obligations...........................................    1,187.6           1,193.7
                                                                                              ---------         ---------

         Total liabilities..................................................................   29,357.7          29,278.9
                                                                                              ---------         ---------

Commitments and Contingencies

Shareholders' equity:
     Common stock ($0.01 par value, 8,000,000,000 shares authorized, shares issued
       and outstanding: September 30, 2008 - 184,725,949; December 31, 2007 - 184,652,017)..        1.9               1.9
     Additional paid-in capital.............................................................    4,076.0           4,068.6
     Accumulated other comprehensive loss...................................................   (1,137.7)           (273.3)
     Retained earnings (accumulated deficit)................................................     (236.2)            438.7
                                                                                              ---------         ---------

       Total shareholders' equity...........................................................    2,704.0           4,235.9
                                                                                              ---------         ---------

       Total liabilities and shareholders' equity...........................................  $32,061.7         $33,514.8
                                                                                              =========         =========

                                    - more -

                                                                    Conseco (7)
                                                               November 5, 2008

                         CONSECO, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS
                  (Dollars in millions, except per share data)

                                                                         Three months ended         Nine months ended
                                                                            September 30,              September 30,
                                                                         ------------------         ------------------
                                                                         2008          2007         2008          2007
                                                                         ----          ----         ----          ----
                                                                                    (Restated)                 (Restated)
Revenues:
   Insurance policy income......................................       $  886.8     $  822.0      $2,634.1     $2,352.6
   Net investment income (loss):
     General account assets.....................................          359.5        392.6       1,069.3      1,152.7
     Policyholder and reinsurer accounts and other
       special-purpose portfolios...............................          (24.3)         3.2         (71.9)        50.4
   Net realized investment losses...............................         (270.6)       (55.6)       (549.5)      (118.8)
   Fee revenue and other income.................................            4.9          8.5          13.8         17.5
                                                                       --------     --------      --------     --------

       Total revenues...........................................          956.3      1,170.7       3,095.8      3,454.4
                                                                       --------     --------      --------     --------

Benefits and expenses:
   Insurance policy benefits....................................          885.1        885.8       2,639.6      2,628.5
   Interest expense.............................................           22.5         33.3          74.1         84.8
   Amortization.................................................           81.5         92.1         303.5        323.7
   Costs related to a litigation settlement.....................            -           16.4           -           64.4
   Loss related to an annuity coinsurance transaction...........            -           76.5           -           76.5
   Gain on reinsurance recapture................................          (30.5)         -           (30.5)         -
   Other operating costs and expenses...........................          134.9        151.9         434.3        447.9
                                                                       --------     --------      --------     --------

       Total benefits and expenses..............................        1,093.5      1,256.0       3,421.0      3,625.8
                                                                       --------     --------      --------     --------

       Loss before income taxes.................................         (137.2)       (85.3)       (325.2)      (171.4)

Income tax benefit on period income.............................          (46.4)       (32.6)       (111.5)       (63.0)
Valuation allowance for deferred tax assets.....................           91.2          -           461.2          -
                                                                       --------     --------      --------     --------

       Net loss.................................................         (182.0)       (52.7)       (674.9)      (108.4)

Preferred stock dividends.......................................            -            -             -           14.1
                                                                       --------     --------      --------     --------

       Net loss applicable to common stock......................       $ (182.0)    $  (52.7)     $ (674.9)    $ (122.5)
                                                                       ========     ========      ========     ========

Loss per common share:
   Basic:
     Weighted average shares outstanding........................     184,726,000 187,733,000   184,688,000  169,270,000
                                                                     =========== ===========   ===========  ===========

     Net loss...................................................          $(.98)      $(.28)       $(3.65)       $(.72)
                                                                          =====       =====        ======        =====

   Diluted:
     Weighted average shares outstanding........................     184,726,000 187,733,000   184,688,000  169,270,000
                                                                     =========== ===========   ===========  ===========

     Net loss...................................................          $(.98)      $(.28)       $(3.65)       $(.72)
                                                                          =====       =====        ======        =====

                                    - more -

                                                                    Conseco (8)
                                                               November 5, 2008

Operating results
Results by segment for the nine months ended September 30 were as follows ($ in millions, except per share data):

                                                                                             Nine months ended
                                                                                               September 30,
                                                                                          ------------------------
                                                                                          2008                2007
                                                                                          ----                ----
                                                                                                           (Restated)
EBIT (2), excluding costs related to a litigation settlement and loss related to an  annuity coinsurance transaction:
  Bankers Life....................................................................      $ 131.5             $ 183.5
  Colonial Penn...................................................................         18.5                18.3
  Conseco Insurance Group.........................................................         89.4                95.0
  Other Business in Run-off.......................................................         13.8              (175.9)
  Corporate Operations, excluding corporate interest expense......................        (31.9)              (13.9)
                                                                                        -------             -------

        EBIT, excluding costs related to a litigation settlement and loss related
            to an annuity coinsurance transaction.................................        221.3               107.0

   Costs related to a litigation settlement.......................................          -                 (64.4)
   Loss related to an annuity coinsurance transaction.............................          -                 (76.5)
                                                                                        -------             -------


      Total EBIT..................................................................        221.3               (33.9)


Corporate interest expense........................................................        (44.0)              (53.2)
                                                                                        -------             -------

       Income (loss) before net realized investment losses and taxes..............        177.3               (87.1)

Tax expense (benefit) on period income............................................         64.3               (33.5)
                                                                                        -------             -------

         Subtotal.................................................................        113.0               (53.6)

Preferred stock dividends:
     5.50% Class B mandatorily convertible preferred stock........................          -                 (14.1)
                                                                                        -------             -------

Net operating income (loss).......................................................        113.0               (67.7)

Net  realized investment losses (excluding the increase in unrealized losses on those investments expected to be transferred to an independent trust and net of related amortization and taxes and the establishment of a valuation
     allowance for deferred tax assets related to such losses)....................       (129.2)(1)           (54.8)
                                                                                        -------             -------

       Net loss applicable to common stock before losses related
         to the proposed transfer of Senior Health to an independent trust........        (16.2)             (122.5)

Recognition of losses related to the proposed transfer of Senior Health to an
     independent trust............................................................       (658.7)(2)             -
                                                                                        -------             -------

Net loss applicable to common stock...............................................      $(674.9)            $(122.5)
                                                                                        =======             =======

Per diluted share:

     Net operating income (loss)..................................................       $  .61               $(.40)
     Net realized investment losses...............................................         (.70)               (.32)
     Losses related to the proposed transfer of Senior Health to an
       independent trust..........................................................        (3.56)                 -
                                                                                         ------               -----

     Net loss applicable to common stock..........................................       $(3.65)              $(.72)
                                                                                         ======               =====

-------------
(1) Such amount includes a deferred tax valuation allowance of $30 million as it is more likely than not that tax benefits related to investment losses recognized in the third quarter of 2008 will not be utilized to offset future taxable income.
(2) Amount for the nine months ended September 30, 2008, includes: (i) net realized losses of approximately $381 million related to the third quarter increase in unrealized losses on investments expected to be transferred to an independent trust; and (ii) an increase to the deferred tax valuation allowance of $298 million; partially offset by (iii) a net gain of approximately $20 million related to the recapture of a block of previously reinsured long-term care business which is expected to be included in the business transferred to an independent trust. The net realized losses of $381 million include a deferred tax valuation allowance of $133 million as it is more likely than not that tax benefits related to these investment losses will not be utilized to offset future taxable income.

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
                                                                    Conseco (9)
                                                               November 5, 2008

                         CONSECO, INC. AND SUBSIDIARIES
                               COLLECTED PREMIUMS
                              (Dollars in millions)

                                                                                                   Three months ended
                                                                                                      September 30,
                                                                                                 ----------------------
                                                                                                 2008              2007
                                                                                                 ----              ----
Bankers Life segment:
  Annuity...............................................................................         $316.7            $250.9
  Supplemental health...................................................................          478.7             402.8
  Life..................................................................................           51.9              49.1
                                                                                                 ------            ------
  Total collected premiums..............................................................         $847.3            $702.8
                                                                                                 ======            ======
Colonial Penn segment:
  Life..................................................................................         $ 43.6            $ 29.3
  Supplemental health...................................................................            2.2               2.6
                                                                                                 ------            ------
  Total collected premiums..............................................................         $ 45.8            $ 31.9
                                                                                                 ======            ======
Conseco Insurance Group segment:
  Annuity...............................................................................         $ 27.4             $77.5
  Supplemental health...................................................................          142.9             145.6
  Life..................................................................................           67.8              71.3
                                                                                                 ------            ------
  Total collected premiums..............................................................         $238.1            $294.4
                                                                                                 ======            ======
Other Business in Run-off segment:
  Long-term care........................................................................         $ 72.3            $ 75.2
  Major medical.........................................................................             .5                .5
                                                                                                 ------            ------
  Total collected premiums..............................................................         $ 72.8            $ 75.7
                                                                                                 ======            ======


          BENEFIT RATIOS ON MAJOR SUPPLEMENTAL HEALTH LINES OF BUSINESS

                                                                                                   Three months ended
                                                                                                      September 30,
                                                                                                 ----------------------
                                                                                                 2008              2007
                                                                                                 ----              ----
                                                                                                                (Restated)
Bankers Life segment:
Medicare Supplement:
  Earned premium........................................................................    $160 million     $160 million
  Benefit ratio(a)......................................................................           72.5%            69.4%
PDP and PFFS:
  Earned premium........................................................................    $166 million      $97 million
  Benefit ratio(a)......................................................................           95.1%            85.4%
Long-Term Care:
  Earned premium........................................................................    $156 million     $156 million
  Benefit ratio(a)......................................................................          102.1%           106.5%
  Interest-adjusted benefit ratio (a non-GAAP measure)(b)...............................           68.1%            75.2%
Conseco Insurance Group (CIG) segment:
Medicare Supplement:
  Earned premium........................................................................     $50 million      $57 million
  Benefit ratio(a)......................................................................           73.0%            68.6%
Specified Disease:
  Earned premium........................................................................     $92 million      $90 million
  Benefit ratio(a)......................................................................           82.6%            81.9%
  Interest-adjusted benefit ratio (a non-GAAP measure)(b)...............................           48.5%            49.1%
Other Business in Run-off segment:
  Earned premium........................................................................     $74 million      $77 million
  Benefit ratio(a)......................................................................          141.8%           158.4%
  Interest-adjusted benefit ratio (a non-GAAP measure)(b)...............................           69.8%            96.2%

----------------------------------------------------------------------
(a) The benefit ratio is calculated by dividing the related product's insurance policy benefits by insurance policy income.
(b) The interest-adjusted benefit ratio (a non-GAAP measure) is calculated by dividing the product's insurance policy benefits less interest income on the accumulated assets backing the insurance liabilities by insurance policy income. Interest income is an important factor in measuring the performance of longer duration health products. The net cash flows generally cause an accumulation of amounts in

                                    - more -

                                                                   Conseco (10)
                                                               November 5, 2008

the early years of a policy (accounted for as reserve increases), which will be paid out as benefits in later policy years (accounted for as reserve decreases). Accordingly, as the policies age, the benefit ratio will typically increase, but the increase in the change in reserve will be partially offset by interest income earned on the accumulated assets. The interest-adjusted benefit ratio reflects the interest income offset. Since interest income is an important factor in measuring the performance of these products, management believes a benefit ratio, which includes the effect of interest income, is useful in analyzing product performance. Additional information concerning this non-GAAP measure is included in our periodic filings with the Securities and Exchange Commission that are available in the "Investor - SEC Filings" section of Conseco's website, www.conseco.com.

                                   - # # # # -